MULTIPURPOSE NOTE AND SECURITY AGREEMENT
---------------------------------------- --------------------------------------- ---------------- ---------------------
Borrower: "I," "Me" and "My" Means       Lender: "You" and "Your" Means The      Officer No.      RWK
Each Borrower Below, Jointly and         Lender, its Successors and Assigns      ---------------- ---------------------
Severally                                                                        Customer No.
---------------------------------------- --------------------------------------- ---------------- ---------------------
                                                                                 Loan No.         135992
---------------------------------------- --------------------------------------- ---------------- ---------------------
Centra Industries and Larry Garriott     THE BANK OF FAYETTEVILLE, N.A.          Renewal of
                                         P.O. BOX 1728                           ---------------- ---------------------
Two North College Avenue                 1 SOUTH BLOCK STREET                    Date             October 26, 2001
Fayetteville, AR 72701                   FAYETTEVILLE, AR 72702                  ---------------- ---------------------
81 7100861848 B2 ###-##-####             (501) 444-4444                          Loan Amount      $1,680,000.00
---------------------------------------- --------------------------------------- ---------------- ---------------------
                                                                                  Maturity Date   October 26, 2004
                                                                                 ---------------- ---------------------

NOTE: I promise to pay to you, or your order, at your address above, the principal sum of: One Million Six Hundred Eight Thousand and
00/100 Dollars ($1,680,000.00) together with interest at the rate of interest provided for hereinafter.

_X_ SINGLE ADVANCE:   I have received all of this principal sum. No additional
                      advances will be made under this note.

___ MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. As of this date I have received the amount of _________ and future principal advances are contemplated.

     ___ CONDITIONS:        The conditions for future advances are _____________
                            ____________________________________________.

     ___ OPEN-END CREDIT:   You and I agree that I can borrow up to the maximum
                            amount of principal more than one time. This option is subject to all other conditions and expires no later than __________________________________

     ___ CLOSED-END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to other conditions).

THE PURPOSE OF THE LOAN IS: TO PURCHASE COMMERCAL BUILDING.
    ----------------------------------------------------------------------------
    INTEREST:      Interest accrues on a 365 day basis.

    I AGREE TO PAY INTEREST ON THE PRINCIPAL BALANCE OWING FROM TIME TO TIME AS STATED BELOW.

       ___   FIXED RATED: I agree to pay interest at the fixed, simple rate of
                           ____ % per year.

       _X_   VARIABLE RATE: I agree to pay interest at the initial simple rate of 6.500% per year. This rate may change as stated below.

       ___   At the discretion of the Lender  ___  Upon change in the Index Rate       _X_  Upon other conditions (describe):

                   ADJUSTED ANNUALLY AT THE ANNIVERSARY DATE
-------------------------------------------------------------------------------

       _X_ INDEX RATE: The future rate will be 1.000 above the following index rate: prime rate as published in the Wall Street Journal

       _X_   FREQUENCY AND TIMING: The rate may change as often as annually.

             A change in the interest rate will take effect on anniversary date of subject loan.

       ___ LIMITATIONS: The rate on this note will not at any time (and no matter what happens to any index rate used) go above or below these limits.

             ___ MAXIMUM RATE: The rate will not go above _____%.

             ___ MINIMUM RATE: The rate will not go below _____%. _X_ There is no minimum rate.

    Any increase in the interest rate will result in changes in the form of:

    ___ More payments of the same amount. ___ Higher amount of payments.

    _X_ A larger payment amount at maturity.

    POST-MATURITY INTEREST: Interest will accrue after maturity on the unpaid balance of this note on the same basis as interest accrues prior to maturity, unless a specific post-maturity interest rate is agreed to in the next sentence.

    ___ If checked, interest will accrue at the rate of __% per year on the balance of this note not paid at maturity, including maturity by acceleration.

    ___ If checked, I agree to pay a minimum FINANCE CHARGE of $.00 if I pay this loan before you have earned that much in FINANCE CHARGES.

    DELINQUENCY AND DEFAULT: I agree to pay the costs you incur to collect this note in the event of my default, including your attorney fees.

    _X_ LATE CHARGE: IF CHECKED I AGREE TO PAY A LATE CHARGE EQUAL TO 5.00% OF THE FULL AMOUNT OF THE SCHEDULED PAYMENT MADE MORE THAN 15 DAYS AFTER IT IS DUE, WITH A MINIMUM OF $5.00, UP TO A MAXIMUM OF $50.00.

    ___ ADDITIONAL CHARGES: In addition to interest I __ have paid __ agree to pay the following additional charges________________________________________
    _______________________________________________________________.

--------------------------------------------------------------------------------

PAYMENTS: I agree to pay this note as follows:

Principal and interest are repayable in 35 equal installment payments consisting of principal and interest, in the amount of $13,533.97 each, commencing on November 26, 2001 and continuing monthly thereafter, and one (1) final installment payment consisting of the full amount of the principal and all accrued interest remaining due and payable on October 26,2004. THIS IS A VARIABLE RATE LOAN.

     ADDITIONAL TERMS:__________________________________________________________

     _X_  DUE ON DEMAND

     _X_ If checked, this is a purchase money loan. You may include the name of the seller on the check or draft for this loan.

SECURITY:  I GIVE YOU A SECURITY INTEREST IN THE FOLLOWING:

     (1) any property of mine,, whether I own it now or in the future, which is in your possession (this includes, but is not limited to, property I give you for safekeeping, collection or exchange, and all dividends and distributions from property);

     (2) the property described below, together with all parts, accessories, repairs, improvements and accessions to the property, and all proceeds and products from the property.

__ IF CHECKED, THIS NOTE IS NOT FURTHER SECURED BY AN CONTEMPORANEOUS AGREEMENT
   (EXCEPT FOR (1) AND (2) OF THIS SECTION).

FIRST REAL ESTATE MORTGAGE ON COMMERCIAL BUILDING LOCATED AT 2 NORTH COLLEGE, FAYETTEVILLE, ARKANSAS.

__ If checked, this note is secured by a separate MORTGAGE DATED OCTOBER 26, 2001.

Description of real estate if the above property is crops, timber, minerals (including oil and gas) or fixtures:


Name of record owner, if not me: ________________________           Any person who signs within this box does so to give you a security Property described above. This person does not promise to pay the note.
                                                                    __________________________________     Date_________________

___ If checked, this security agreement should be filed in the real estate records.

--------------------------------------------------------------------------------
BORROWER - I ACKNOWLEDGE RECEIPT OF A COPY OF THIS NOTE AND AGREE TO THE TERMS AND CONDITIONS CONTAINED ON THIS PAGE AND ON PAGE 2 OF THIS NOTE.
--------------------------------------------------------------------------------
CO-SIGNER - I UNDERSTAND THAT I HAVE FULL LIABILITY AND RESPONSIBILITY TO PAY THIS CONTRACT. YOU DON'T HAVE TO MAKE ANY DEMANDS ON ANY OTHER PERSONS SIGNING THIS CONTRACT OR TAKE STEPS TO REPOSSESS ANY COLLATERAL BEFORE YOU ASK ME TO REPAY. I HAVE READ AND UNDERSTAND THIS ENTIRE CONTRACT.
--------------------------------------------------------------------------------
Borrower: CENTRA INDUSTRIES, INC.         Date         Borrower       Date
    /s/ Larry Garriott
By: Larry Garriott, President/CEO         10/26/2001
------------------------------------------------------ -------------------------
Borrower: LARRY GARRIOTT, INDIVIDUALLY    Date         Borrower       Date

   /s/ Larry Garriott                     10/26/2001
------------------------------------------------------ -------------------------
Co-Signer                                 Date         Co-Signer      Date
------------------------------------------------------ -------------------------

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

                   ADDITIONAL TERMS OF THE SECURITY AGREEMENT

I also agree and promise as follows:

         1. ADDITIONAL SECURITY AND INDEBTEDNESS: In addition to the collateral described on the page 1 hereof, this note is secured by any additions, replacements, accessions, products or proceeds, including proceeds of any insurance payable as a result of loss or damage to the collateral, and any similar after-acquired collateral. However, the security interest shall not attach to household goods not purchased with the proceeds of this loan or to other after-acquired consumer goods, with the exception of accessions, unless such after-acquired consumer goods are acquired within ten (10) days after you make this loan. Unless the collateral consists of household goods, the security interested created hereby secures the prompt repayment of all my present and future obligations to you, including, but not limited to, any obligations arising as a result of any future advances, overdrafts, or guarantees, or any expenses or costs incurred by you in accordance with this note, the security agreement contained herein, or any other agreement I have entered into with you.

         2. WARRANTY OF TITLE: I warrant to you that I own the collateral free and clear of all liens or security interests, other than the security interest created hereunder, and that I will defend the collateral against any asserted claims or demands by other parties.

         3. PRESERVATION OF COLLATERAL: I will preserve and maintain the collateral and keep the collateral in good condition and repair and will allow you to inspect the collateral at any time.

         4. TAXES, ETC.: I will pay all taxes and other encumbrances on the collateral promptly, and I will otherwise maintain the collateral free and clear of any liens, encumbrances or other security interests.

         5. SALE, ETC. OF COLLATERAL: I will not sell, convey, lease or otherwise transfer the collateral or any part of it except in the ordinary course of business, without first obtaining written consent from you. Any waiver of your right to object to an unauthorized sale or transfer shall not constitute a waiver with respect to any subsequent unauthorized sale or transfer.

         6. INSURANCE: I agree to maintain insurance on the collateral in amounts and with companies acceptable to you. You will be designated as loss payee on all insurance policies, and I will promptly furnish you with insurance certificates or policies which show your insured interests. I will be in default if I fail to provide this insurance coverage, and you are hereby authorized, in such event, to obtain sufficient insurance to cover the balance of my indebtedness to you and add the expense of such insurance to the total of my obligation to you which resulting amount shall then earn interest at the rate of interest then in effect under this note. At your discretion, this increased amount may be either (a) divided into installments, in which case I agree to make increased installment payments upon the same payment interval required by this agreement, and your exercise of this right, with the subsequent increase in my monthly payment, shall not constitute a new obligation or satisfy or replace my original obligation, but shall be simply a confirmation of my obligation hereunder, or (b) charged as a single lump sum balloon payment due upon maturity of this agreement. You are not obligated to pay any insurance premiums or to carry any form of insurance coverage on the collateral. I hereby appoint you as my attorney-in-fact to endorse any insurance proceeds or refund checks in order to collect the amount due on those checks. Any insurance obtained by you will be cancelled and a refund or credit of unearned charges made if I provide you with satisfactory evidence of acceptable insurance.

         7. ACCOUNTS AS COLLATERAL: If I have given you a security interest in my accounts receivable, I agree not to settle or compromise any account for less than the full amount for less than the full amount of that account without first obtaining your written consent.

         I agree to collect my accounts receivable only until you instruct me to do otherwise. I agree to keep the proceeds of all accounts receivable and any goods returned to me in trust for your benefit, and I agree not to commingle them with any other accounts or property of mine. Upon your request, I agree to remit those proceeds to you.

         8. INVENTORY AS COLLATERAL: If I have given you a security interest in my inventory, I agree to dispose of it only in the ordinary course of business for the fair market value of the property, or for some other price that we have mutually agreed upon.

         9. FARM PRODUCTS AS COLLATERAL: If I have given you a security interest in my farm products, I agree to provide you with a written list of buyers, commission merchants or selling agents to or through whom I may sell those farm products. The terms used in this paragraph shall have the meaning attributed to them under the Food Security Act of 1985.

         10. RIGHTS UNDER THE SECURITY AGREEMENT: You have the following rights under this Security Agreement:

         (1) You may notify account debtors of your security interest in my accounts receivable and direct the account debtor to remit to you or someone else that you designate, rather than to me; you may endorse any checks or other items received from those account debtors;

         (2) You may note the fact of your security interest in the collateral on the face of any chattel paper or instruments covered by this or any other security agreement I have signed to you;

         (3) With respect to any collateral covered hereby, you may demand, collect, endorse, receive, give receipt for, compromise, settle and handle any suits or other proceedings involving the collateral in my name;

         (4) You may take any steps you feel necessary in order to take possession of or protect the collateral, including performing any part of a contract or endorsing that contract in my name; and

         (5) You may make any necessary entries to my business records showing the existence of the security interest.

         (6) You may exercise any other rights or remedies available to a secured party under the Arkansas Uniform Commercial Code, or under other state or federal law.

         11. PAYMENTS MADE BY YOU: If I fail to pay any charges that I am obligated to pay to preserve or protect the collateral, you are authorized to make those payments on my behalf and treat those payments made under the terms of this note and add the total of those advances to the unpaid principal balance of this note, the total of which will then bear interest at the rate then applicable to the note and be secured by the collateral.

         12. PURCHASE MONEY SECURITY INTEREST: With respect to a purchase money security interest arising under this security agreement:

         (1) Payments made on non-purchase money loans secured by this agreement will not be deemed applicable to any purchase money loans, and

         (2) Payments made on any purchase money loan will be applied first to any non-purchase money portion of said loan, with the remaining balance to be applied to the purchase money obligations in the order in which the items of collateral were acquired. A purchase money loan means a loan used in whole or in part to acquire the collateral which secures the loan and any extension, renewal, consolidation of refinancings of such loans.

         13. REMEDIES UNDER THE SECURITY AGREEMENT: I will be in default under the terms of this security agreement if I default under the terms of any note that this agreement secures or if I fail to keep any promise contained in this agreement. If I default, you shall have all of the rights and remedies available to a secured creditor under the Arkansas Uniform Commercial Code. I will be obligated to make the property available to you at a reasonably convenient place and time. I agree that you are then authorized to take possession of the collateral and sell it as provided under the terms of the Arkansas Uniform Commercial Code. I agree that written notice sent to my address on the face of the note by first class mail ten (10) days in advance of any such sale will be reasonable notice.

         14. FILING: A carbon, photographic or other reproduction of this agreement may be used as a financing statement.

                          ADDITIONAL TERMS OF THE NOTE

I also agree and promise as follows:

         1. PAYMENTS: Each payment that I make under the terms of this note will be applied first to any unpaid collection costs, late charges or other costs or expenses that I must pay under the terms of this note or the security agreement, then to accrued by unpaid interest, and any remaining amount of principal.

         PURCHASE MONEY SECURITY INTEREST: With respect to a purchase money security interest arising under this security agreement:

         (1) Payments made on non-purchase money loans secured by this agreement will not be deemed applicable to any purchase money loans, and

         (2) Payments made on any purchase money loan will be applied first to any non-purchase money portion of said loan, with the remaining balance to be applied to the purchase money obligations in the order in which the items of collateral were acquired. A purchase money loan means a loan used in whole or in part to acquire the collateral which secures the loan and any extension, renewal, consolidation of refinancings of such loans.

         2. RENEWALS AND EXTENSIONS. I agree that you may renew or extend the maturity of this note one or more times, in your sole discretion, without affecting my liability or that of any other party responsible for the repayment of this note, and I further agree that you may renew or extend the maturity the maturity of this note without in any way affecting your right or lien upon any property given as collateral for this note.

         3. INDEX RATE: If the interest rate on this note is established at a rate which varies with respect to an index rate will determine the rate on this note. I understand that the index rate is not necessarily the lowest rate that you charge on your loans. I also understand that under no circumstances will the interest rate charged on this note exceed the maximum rate allowed by law.

         4. SINGLE ADVANCE LOANS. If this loan is made as a single advance, that one advance is the only advance anticipated. However, you may add any amounts to the principal balance of this note to the extent that those amounts represent payments made as provided in

51127
the paragraph above entitled "PAYMENTS MADE BY YOU" or as otherwise provided for herein or in any other agreement I have made with you.

         5. MULTIPLE ADVANCE LOANS: If this loan is to be made in multiple advances, you and I anticipate that more than one advance will be made.

         On extensions of closed-end credit, repayments of a portion of the principal balance of the note will not enable me to obtain additional credit.

         On extensions of open-end credit, repayment of a portion of the principal balance of the note will entitle me to obtain additional credit, unless the open-end credit commitment evidenced by this note has expired or has been terminated by you. You will not be obligated to make an advance to the extent that such an advance would cause the unpaid principal of the note to exceed the maximum face amount of the note. You have no obligation to make such an advance, even if you occasionally choose to do so.

         6. INTERST: Each advance made under the terms of this note will earn interest only from the date that I receive the advance. The interest rate provided for in this note at any point in time will apply to the entire principal balance outstanding at the time.

         7. POST MATURITY RATE: For purposes of this note the term "maturity" shall mean the following:

         (1) If the note is a "demand" note, the date you make your demand or the date that payment of the note is accelerated by you, whichever is earlier;

         (2) If the note is a "demand" note with a stated alternate maturity date, the date of your demand or the alternate maturity date or the date that you accelerate payment to the note, whichever date is earlier; or

         In all other cases, the date set for the last regularly scheduled payment of principal or the date that you accelerate payment of the note, whichever date is earlier.

         8. SET-OFF: You have the right to set-off my deposit accounts and any other rights that I may have to receive the payment of money from you. You may exercise your right to set-off without notice to me and without regard to the type or value of collateral or the existence of any guaranty for or other agreements to pay this note.

         You will not be responsible for the dishonor of any check when that dishonor occurs as a result of your exercise of the right of set-off against my account.

         9. DEFAULT: I will be in default if any of the following events occurs:

         (1)  I fail to make a required payment when due;

         (2) I breach any promise I have made to you under the terms of this note, the security agreement (if applicable) or any other loan or agreement with you;

         (3) Any representation, warranty, promise or statement that I have made to you proves to be (or at the time it was made or given was) materially false or incorrect;

         (4) I die, become insolvent, or initiate bankruptcy or similar proceedings, or am adjudged a bankrupt.

         (5) Any of my property in which you have a lien or security interest is attached or otherwise taken another creditor, including any garnishment of my accounts with you;

         (6)  I fail to maintain insurance covering the collateral;

         (7) The maturity of any indebtedness I owe to others is accelerated as a result of the occurrence of a default under this or any other agreement;

         (8) You at any time believe that the prospect for repayment of any portion of the indebtedness secured hereby is significantly impaired.

         10. LENDER'S REMEDIES: Upon default, you may at your option, do one or more of the following:

         (1) You may, without notice, accelerate the maturity of this note and require that all unpaid charges, interest and principal balances be immediately due and payable;

         (2) You may exercise your right to set-off against any right I have to receive payment of money from you;

         (3) You may exercise any rights or remedies you have under any other agreement which secures this note;

         (4) You may demand additional security or obligators to insure repayment of this note;

         (5) You may exercise all the rights of a secured party under the Arkansas Uniform Commercial Code, and you may make use of any other remedy available to you under any other state or federal statute.

         11. WAIVER: I hereby waive presentment, demand for payment, protest and notice of dishonor, and I consent to any extension you may grant either before or after maturity of this note. I consent to any substitution, release or non-perfection of a security interest in the collateral and to release or covenant not to sue any co-signer or guarantor. No waiver of a default shall be deemed a waiver or any other or later default. If under the terms of the security agreement a lien would be created in a principal dwelling used by me or any other person as a home, you waive the security interest so created unless you have given an appropriate opportunity to rescind and the owner of the property has not exercised that right.

         12. ATTORNEYS' FEES: If this note is placed in the hands of an attorney for collection, I agree to pay all attorneys' fees, court costs and other legal expenses.

         13. GOVERNING LAW: This note shall be governed by the laws of the State of Arkansas.

         14. LOCATION, STATE OF INCORPORATION AND NAME OF DEBTOR: Debtor's Chief Executive Office is located in the State of _______; or Debtor's State of incorporation is the State of Arkansas; or Debtor's principal place of residency is the State of ________________; located at Two North College Avenue.

         Debtor's exact legal name is as set above in this Agreement. Debtor covenants that until the obligations set forth in this Agreement are paid in full, Debtor agrees that it will:

         If Debtor is a corporate entity,

         (a) Preserve its corporate existence, and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sale all or substantially all of its assets;

         (b) Not change the state of its incorporation or change its Chief Executive Office; and not change its corporate name without providing Secured Party with thirty (30) days prior written notice.

         If Debtor is an individual,

         (a)  Not change its principal place of residence;

         (b) Not change its legal name without providing Secured Party with thirty (30) days prior written notice.

         15. CONTROL: Debtor will take whatever reasonable steps are requested by Secured Party to join with Secured Party to obtain control with respect to any Deposit Accounts, Investment Property, Letter of Credit Rights and Electronic Chattel paper.

         16. POSSESSION: Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financial statement.

         Where Collateral is in the possession of a third part, Debtor will join with Secured party in notifying the third party of Secured Party's security interest and obtaining an acknowledgment from the third party that it is _____ the Collateral for the benefit of the Secured Party.



----------------------------------------------------------------------------------------------------------------------
GUARANTEE: By signing below I unconditionally guarantee the payment of the note and any amounts agreed to be paid under the terms of the security agreement. I also agree that all of the terms of the note and, to the extent applicable, the security agreement will apply to me.
----------------------------------------------------------------------------------------------------------------------
NAME                                                         NAME

------------------------------------------------------------ ---------------------------------------------------------

X                                                            X
------------------------------------------------------------ ---------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                     CO-SIGNERS
----------------------------------------------------------------------------------------------------------------------
NAME                                                         NAME

------------------------------------------------------------ ---------------------------------------------------------

X                                                            X
------------------------------------------------------------ ---------------------------------------------------------

51127